UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2015

American Realty Capital — Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55198	27-3279039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Leslie D. Michelson as an Independent Director to Replace David Gong

On November 23, 2015, David Gong resigned from his roles as lead independent director, a member of the board of directors (the “Board”) and chairman of the audit committee of American Realty Capital – Retail Centers of America, Inc. (the “Company”), effective as of that same date, to pursue other business endeavors. Mr. Gong did not resign pursuant to any disagreement with the Company. Simultaneously with Mr. Gong’s resignation, the Board appointed Leslie D. Michelson as an independent director and a member of the audit committee. The Board also appointed Mr. Michelson as the Company’s lead independent director and chairman of the Company’s audit committee. There are no related party transactions involving Mr. Michelson that are reportable under Item 404(a) of Regulation S-K.

Mr. Michelson, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the Company’s employee and director incentive restricted share plan. In addition to base independent director compensation, which includes a $30,000 annual retainer, certain per meeting compensation and reimbursements, Mr. Michelson will receive $55,000 annually for serving as the Company’s lead independent director. Under the Company’s employee and director incentive restricted share plan, Mr. Michelson will be entitled to receive an award of 3,000 restricted shares of common stock on the date of his appointment and at each annual stockholders’ meeting thereafter. Restricted stock issued to independent directors under the Company’s employee and director incentive restricted share plan vests over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The Company expects to enter into an indemnification agreement with Mr. Michelson at a later date consistent with its ordinary course and past practice.

Appointment of Katie P. Kurtz as Chief Financial Officer, Treasurer and Secretary to Replace Nicholas Radesca

On November 25, 2015, the Board appointed Katie P. Kurtz to serve as chief financial officer, treasurer and secretary of the Company and the Company’s advisor, effective as of November 24, 2015.  There are no related party transactions involving Ms. Kurtz that are reportable under Item 404(a) of Regulation S-K. The Company expects to enter into an indemnification agreement with Ms. Kurtz at a later date consistent with its ordinary course and past practice.

Effective upon, and in connection with, the appointment of Ms. Kurtz, Nicholas Radesca resigned as interim chief financial officer, treasurer and secretary of the Company and the Company’s advisor.

Ms. Kurtz, 36, has served as the chief financial officer, treasurer and secretary of Business Development Corporation of America II since August 2014, and also currently serves as the chief accounting officer of Business Development Corporation of America, the chief accounting officer of Realty Finance Trust, Inc., and a vice president of AR Capital, LLC (“AR Capital”), the parent of the Company’s sponsor.  Prior to joining AR Capital in July 2013, Ms. Kurtz was employed as vice president by The Carlyle Group (“Carlyle”), where she served as chief accounting officer for Carlyle GMS Finance, Inc., Carlyle’s business development company.  From 2010 to 2012, Ms. Kurtz served as director of finance and controller for New Mountain Finance Corporation (“New Mountain”), an exchange-traded business development company. Prior to New Mountain, Ms. Kurtz served as controller at Solar Capital Ltd, an exchange-traded business development company, and in various accounting and financial reporting roles at GFI Group, Inc. Ms. Kurtz began her career at PricewaterhouseCoopers, LLP.  Ms. Kurtz is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital – Retail Centers of America, Inc.

Date: November 30, 2015	By:	/s/ William M. Kahane
William M. Kahane Chief Executive Officer